EXHIBIT 10.38

A-Mark Precious Metals, Inc.
Collateral Finance Corporation

AMENDMENT No. 1 TO THOR GJERDRUM EMPLOYMENT AGREEMENT (As Amended and Restated as of February 28, 2013)

This Amendment No. 1 to that certain Employment Agreement, as amended and restated as of February 28, 2013) (this "Amendment") is entered into between A-MARK PRECIOUS METALS, INC., a Delaware Corporation (prior to January 30, 2014, a New York Corporation) (the “Company”), COLLATERAL FINANCE CORPORATION, a California Finance Lender (“CFC”), SPECTRUM GROUP INTERNATIONAL, INC., a Delaware corporation (“Spectrum"), and THOR C. GJERDRUM, an individual ("Mr. Gjerdrum").

WHEREAS, the Company, CFC, Spectrum and Mr. Gjerdrum are parties to an amended and restated Employment Agreement, dated as of February 28, 2013 (without giving effect to this amendment, the "Existing Agreement");

WHEREAS, Spectrum intends to distribute to its shareholders all of the shares of common stock of the Company, which currently is a wholly owned subsidiary of Spectrum (the “Distribution”), as more fully described in the Prospectus contained in Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Draft Prospectus”);

WHEREAS, at the effective time of the Distribution (the “Effective Time”), Spectrum will cease to provide equity compensation to Company employees, and the Company will be a publicly traded Company that can provide equity compensation to its employees directly;

WHEREAS, the Company, CFC, Spectrum and Mr. Gjerdrum desire to amend the Existing Agreement to provide for the Company to assume Spectrum’s obligations regarding compensation and in certain other respects; and

WHEREAS, the Company, CFC, Spectrum and Mr. Gjerdrum desire to amend the Existing Agreement to modify certain terms of the Existing Agreement applicable upon completion of the Distribution, including specifying that the employment term will extend until June 30, 2016 and specifying the terms of the annual incentive payable hereunder for 2014 and subsequent years.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company, CFC, Spectrum and Mr. Gjerdrum hereby agree that the Existing Agreement is amended as follows:

1.    Term. At and after the Effective Time, Section 1 of the Existing Agreement shall be amended by striking the second sentence thereof and replacing it with the following:

EXHIBIT 10.38

The term of Mr. Gjerdrum’s employment under this Agreement (the “Term”) commences on the date of this Agreement and, unless earlier terminated in accordance with Section 4, will terminate June 30, 3016.

2.    Duties. At and after the Effective Time, Section 2(a) of the Existing Agreement shall be replaced by the following:

(a) During the Term at and after the Effective Time, Mr. Gjerdrum shall serve as the Chief Operating Officer and Executive Vice President of the Company, reporting to the Chief Executive Officer of the Company. Mr. Gjerdrum shall have such other offices at the Company or with CFC or other subsidiaries as shall be assigned from time to time by the Company (with the concurrence of any affected subsidiary), consistent with the specified offices and duties of Mr. Gjerdrum under this Section 2(a). Mr. Gjerdrum will have such duties and responsibilities as are customary for Mr. Gjerdrum’s positions and any other duties or responsibilities he may reasonably be assigned by the Company (with the concurrence of any affected subsidiary).

3.    Modification of Annual Incentive. At and after the Effective Time, Section 3(b) of the Existing Agreement shall replaced by the following:

(b) For each of the 2014 fiscal year and fiscal years thereafter during the Term the Company and CFC shall pay to Mr. Gjerdrum an annual bonus (the "Performance Bonus").

(i)
The Performance Bonus, if any, for the six-month period from July 1, 2013 through December 31, 2013 will be based on the extent to which performance goals established by the Company and CFC for the 2014 fiscal year, adjusted to apply to the first half of such year, have been met, as set forth on Exhibit A to this Amendment, which, together with Exhibit B to this Amendment, fully replaces and supersedes Exhibit A of the Existing Agreement. With regard to the Performance Bonus under this Section 3(b)(i), the Company shall be obligated to pay only the portion of the Performance Bonus based on the Company’s performance and CFC shall be obligated to pay only the portion of the Performance Bonus based on CFC’s performance. This Performance Bonus, if any, shall be paid within 15 days following the issuance of the Company’s and CFC’s financial statements for the 2014 fiscal year, provided that in no event shall the Performance Bonus be paid later than January 2, 2015. Except as provided in Section 5, Mr. Gjerdrum must be employed by the Company on the last day of the fiscal year to be eligible for this Performance Bonus.

(ii)
The Performance Bonus, if any, for the half of fiscal 2014 beginning January 1, 2014 and for fiscal 2015 and 2016 will be based on the extent to which performance goals established by the Company for each such period have been met, as more fully set forth on Exhibit B hereto. The Company shall be obligated to pay the Performance Bonus within 15 days following the issuance of the Company’s financial statements for the fiscal year in respect of which such Performance Bonus is payable, provided that in no event shall the Performance Bonus be paid later than January 2 of the year following the end of such fiscal year. Except as provided in Section 5, Mr. Gjerdrum must be employed by the

EXHIBIT 10.38

Company on the last day of the fiscal year to be eligible for the Performance Bonus.

(iii)	The terms of any bonus payable for fiscal 2013 or earlier periods were governed by the terms of the Existing Agreement.

4.    Rights and Obligations of CFC. At and after the Effective Time, the obligation of CFC to pay a fixed percentage of salary under Section 3(a) shall be replaced by, and its obligation to pay a specified portion of the bonus earned for services from and after January 1, 2014 under Section 3(b)(ii) shall be, an obligation to pay such portion of salary or bonus as may be agreed upon from time to time by the Company and CFC. Other rights and obligations of CFC under the Agreement shall apply only if and to the extent that Mr. Gjerdrum is an employee of CFC, except for rights and obligations under Section 3(f) and Sections 6(b) – 6(i).

5.    Obligation to Grant Stock Options Eliminated; References to Term Extension. Section 3(c) of the Existing Agreement is amended by striking the third sentence (beginning “In the event this Agreement is extended . . .”) together with the fourth sentence and the fifth sentence. In addition, Exhibit B-2 of the Existing Agreement is deleted. For clarity, these revisions eliminate the commitment of Spectrum, the Company and/or CFC to grant additional stock options on April 30, 2015 (or any other time during the Term). In addition, the words in Section 3(a) “, if the Term is extended pursuant to Section 1 of this Agreement,” are deleted.

6.    Restricted Stock Units Previously Granted. Restricted stock units granted by Spectrum and held by Mr. Gjerdrum at the Effective Time will remain outstanding, subject to adjustment in a manner consistent with adjustments by Spectrum to other Spectrum restricted stock units held by Company employees, so that, taken together with adjustments to the Spectrum restricted stock units by the Company (in the form of the grant corresponding Company restricted stock units), for each restricted stock unit the aggregate intrinsic value is preserved without being enlarged (subject to rounding of fractional shares); Mr. Gjerdrum’s service to the Company as an employee after the Effective Time will be treated as continued employment for purposes of vesting and early expiration of such Spectrum restricted stock units.

7.    Certain Other Modified Provisions.

(a)    At and after the Effective Time, Spectrum will cease to have any rights or obligations under Section 2(b) of the Existing Agreement, and Mr. Gjerdrum will cease to owe any obligations under Section 2(b) to Spectrum.

(b)    At and after the Effective Time, the applicable Travel and Entertainment Policy under Section 3(d) of the Existing Agreement will be that of the Company and not of Spectrum.

(c)    Spectrum’s right to recoupment under Section 3(f) of the Existing Agreement will continue to apply to compensation paid under the Existing Agreement prior to the Effective Time (including equity awards granted but not yet vested at the Effective Time), but will not apply to compensation paid at and after the Effective Time.

(d)    At and after the Effective Time, actions relating to Spectrum that would constitute “Cause” under Section 4(c) of the Existing Agreement shall mean only such actions that occurred prior to the Effective Time.

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(e)    At and after the Effective Time, Section 5(f) of the Existing Agreement shall be modified to provide that the Agreement is subject to the Company’s “Special Rules for Compliance with Code Section 409A Applicable to Employment Agreements,” effective as of the Effective Time.

(f)    At and after the Effective Time, the references to Spectrum in Sections 5(g) and 6(g) of the Existing Agreement are deleted.

(g)     At and after the Effective Time, the rights and obligations of the parties under Sections 6(b) – 6(i) of the Existing Agreement shall continue, provided that Spectrum will have only such rights and obligations as it would have had if Mr. Gjerdrum had ceased to be an employee of Spectrum, the Company and CFC at the Effective Time.

8.    Other Provisions of Existing Agreement. Except as modified herein, the provisions of the Existing Agreement remain in full force and effect.

* * *

The undersigned hereby execute this Amendment effective as of February __, 2014.

A-MARK PRECIOUS METALS, INC.

By: /s/ David Madge
Name: David Madge
Title: President

COLLATERAL FINANCE CORPORATION

By: /s/ Greg Roberts
Name: Greg Roberts
Title: CEO

SPECTRUM GROUP INTERNATIONAL, INC.

By: /s/ Carol Meltzer
Name: Carol Meltzer
Title: Executive Vice President

/s/ Thor C. Gjerdrum
THOR C. GJERDRUM

EXHIBIT 10.38

Exhibit A

A-Mark Precious Metals, Inc.
Collateral Finance Corporation

Performance Bonus Terms for First Half of Fiscal 2014 -- Thor C. Gjerdrum

In accordance with Amendment No. 1 to the Employment Agreement, as amended and restated as of February 28, 2013 (the “Employment Agreement”), between A-Mark Precious Metals, Inc. (the “Company”) and Collateral Finance Corporation (“CFC”) and Thor C. Gjerdrum, this Exhibit A sets forth the terms of the opportunity of Mr. Gjerdrum to earn the “Performance Bonus” authorized in Section 3(b)(i) of the Employment Agreement. This Performance Bonus remains subject to the terms of Section 3(b)(i) and other applicable terms of the Employment Agreement. Capitalized terms herein have the meanings as defined in the Employment Agreement.

For the first half of the Company’s fiscal year 2014 (“H1-2014”) during the Term, Mr. Gjerdrum will have the opportunity to earn a Performance Bonus as follows, subject to satisfaction of the conditions of the Employment Agreement:

Company Performance Bonus: If the Company has positive Pre-Tax Profits (as defined below) for H1-2014, the Performance Bonus relating to the Company for H1-2014 shall equal the following:

•	1.0% of Company Pre-Tax Profits for H1-2014 up to $5 million of Company Pre-Tax Profits for H1-2014; plus

•	1.5% of Company Pre-Tax Profits for H1-2014 in excess of $5 million up to $12.5 million; plus

•	3.0% of Company Pre-Tax Profits for H1-2014 in excess of $12.5 million.

CFC Performance Bonus: If CFC has positive Pre-Tax Profits (as defined below) for H1-2014, the Performance Bonus relating to CFC for H1-2014 shall equal the following:

•	10.0% of CFC Pre-Tax Profits for H1-2014; plus

•
3.3333% of CFC Pre-Tax Profits for H1-2014 if, in H1-2014, CFC adds at least three new customers with a minimum of $3.0 million in loans earning a spread of at least 400 basis points on a gross profit basis and, in H1-2014, a total minimum number of customers exceeding 35 in H1-2014; plus

•	3.3334% of Pre-Tax Profits for H1-2014 if Pre-Tax Profits in H1-2014 exceeds $0.8 million; plus

•
3.3333% of Pre-Tax Profits for H1-2014 if, during either quarter in H1-2014, the “loan book” (i.e., the daily grand total principal due (total loans receivable balance for all borrowers) calculated as an average at each month end) exceeds $60 million.

EXHIBIT 10.38

If any bonus amounts are to be paid to Mr. Gjerdrum in excess of the amounts set forth above, such amounts shall be as determined by the Compensation Committee of the Board of Directors of the Company and shall be deemed to be separate payments from those hereunder.

Pre-Tax Profits means net income (as determined under Generally Accepted Accounting Principles or GAAP) for H1-2014, adjusted as follows:

•	The positive or negative effects of income taxes (in accordance with GAAP) shall be eliminated from net income in determining Pre-Tax Profits.

•	The positive or negative effects of foreign currency exchange shall be eliminated from net income in determining Pre-Tax Profits.

•	Any bonus compensation payable to Greg Roberts shall be excluded from the calculation of net income in determining Pre-Tax Profits.

•
Except for the above items, no adjustment shall be made to Pre-Tax Income; thus, for clarity, other extraordinary expenses and all bonus compensation accruals shall remain included in the calculation of net income in determining Pre-Tax Profits.

Company Pre-Tax Profits refers to Pre-Tax Profits of the Company and CFC Pre-Tax Profits refers to Pre-Tax Profits of CFC, in each case for H1-2014.

Exhibit B

A-Mark Precious Metals, Inc.

Performance Bonus Terms from January 1, 2014 -- Thor C. Gjerdrum

In accordance with Amendment No. 1 to the Employment Agreement, as amended and restated as of February 28, 2013 (the “Employment Agreement”), between A-Mark Precious Metals, Inc. (the “Company”) and Collateral Finance Corporation (“CFC”) and Thor C. Gjerdrum, this Exhibit A sets forth the terms of the opportunity of Mr. Gjerdrum to earn the “Performance Bonus” authorized in Section 3(b)(ii) of the Employment Agreement. This Performance Bonus remains subject to the terms of Section 3(b)(ii) and other applicable terms of the Employment Agreement. Capitalized terms herein have the meanings as defined in the Employment Agreement.

H2-2014. In the half of the Company’s 2014 fiscal year beginning January 1, 2014 (“H2-2014”) during the Term, Mr. Gjerdrum will have the opportunity to earn a Performance Bonus as follows, subject to satisfaction of the conditions of the Employment Agreement:

If the Company has Pre-Tax Profits (as defined below) of at least $2.5 million for H2-2014, the Performance Bonus for H2-2014 shall equal the following:

•	2.0% of Company Pre-Tax Profits in H2-2014 up to $5 million of Company Pre-Tax Profits in H2-2014; plus

•	2.5% of Company Pre-Tax Profits in H2-2014 in excess of $5 million up to $10 million in H2-2014; plus

•	3.0% of Company Pre-Tax Profits in H2-2014 in excess of $10 million.

Fiscal 2015 and 2016. In the Company’s 2015 fiscal year and 2016 fiscal year during the Term, Mr. Gjerdrum will have the opportunity to earn a Performance Bonus as follows, subject to satisfaction of the conditions of the Employment Agreement:

If the Company has positive Pre-Tax Profits (as defined below) of at least $5 million for the given fiscal year, the Performance Bonus for that fiscal year shall equal the following:

•	2.0% of Company Pre-Tax Profits for the fiscal year up to $10 million of Company Pre-Tax Profits; plus

•	2.5% of Company Pre-Tax Profits for the fiscal year in excess of $10 million up to $20 million; plus

•	3.0% of Company Pre-Tax Profits for the fiscal year in excess of $20 million.

If any bonus amounts are to be paid to Mr. Gjerdrum in excess of the amounts set forth above, such amounts shall be as determined by the Compensation Committee of the Board of Directors of the Company and shall be deemed to be separate from this bonus arrangement.

Pre-Tax Profits means Company net income (as determined under Generally Accepted Accounting Principles or GAAP) for the given fiscal year, adjusted as follows:

•	The positive or negative effects of income taxes (in accordance with GAAP) shall be eliminated from net income in determining Pre-Tax Profits.

•	The positive or negative effects of foreign currency exchange shall be eliminated from net income in determining Pre-Tax Profits.

•	Any bonus compensation payable to Greg Roberts shall be excluded from the calculation of net income in determining Pre-Tax Profits.

•
Except for the above items, no adjustment shall be made to Pre-Tax Income; thus, for clarity, other extraordinary expenses and all bonus compensation accruals shall remain included in the calculation of net income in determining Pre-Tax Profits.